UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 19, 2005

                             CHARMING SHOPPES, INC.
             (Exact name of registrant as specified in its charter)

        PENNSYLVANIA                  000-07258                   23-1721355
(State or other jurisdiction   (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)

                   450 WINKS LANE, BENSALEM, PA          19020
              (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (215) 245-9100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simul-taneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry Into a Material Definitive Agreement.

On January 19, 2005 the Compensation and Stock Option Committee (the "Compensation Committee") of Charming Shoppes, Inc. (the "Company") established the annual performance measures and annual incentive opportunities for the fiscal year ended January 28, 2006 for the following Executive Officers, who were named in the Company's 2004 Proxy Statement and who are expected to be named in the Company's 2005 Proxy Statement (the "Executive Officers"):

         Dorrit J. Bern
         Joseph M. Baron
         Anthony A. DeSabato
         Eric M. Specter
         Colin D. Stern

Such incentive opportunities were established under the Company's 2003 Incentive Compensation Plan (the "Incentive Compensation Plan"), which was approved by Shareholders on June 26, 2003. The level of target annual incentive opportunities available to the Executive Officers range from 50% - 100% of salary and are determined upon the achievement of a pre-set target corporate operating earnings goal that was approved by the Compensation Committee and, with respect to Dorrit J. Bern, the Company's Chairman of the Board, President and Chief Executive Officer, also by the independent members of the Company's Board.

The Compensation Committee (and the independent members of the Board with respect to Ms. Bern), also approved a minimum level of performance based upon the achievement of a pre-set corporate operating earnings goal that would enable the Executive Officers to earn an incentive award equal to 25% - 30% of their target opportunity. The Compensation Committee (and the independent members of the Board with respect to Ms. Bern) also approved an above-target performance level based upon the achievement of a pre-set corporate operating earnings goal that would enable the Executive Officers to earn twice their target opportunity. A formula for interpolating payments for performance between minimum and target or between target and maximum levels is specified under the Incentive Compensation Plan. No awards can be paid out under the Incentive Compensation Plan if corporate operating earnings performance does not reach the established minimum performance level.

The actual annual incentive award for Ms. Bern is to be determined based solely upon the achievement of those pre-set corporate operating earnings goals. After determining the actual annual incentive award available for payment to the other Executive Officers based on the achievement of those pre-set corporate operating earnings goals, 70% - 80% of that award is payable based on that achievement alone while 20% - 30% of that award is tied to the achievement of certain other objectives (as recommended by Ms. Bern and approved by the Compensation Committee). The pre-set corporate operating earnings goals were established based on the Company's financial plan. The Company's fiscal year 2006 Annual Incentive Program is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.


Exhibit No        Description
----------        -----------
   99.1           Charming Shoppes, Inc. Annual Incentive Program As Amended and
                  Restated January 19, 2005





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CHARMING SHOPPES, INC.
                                               (Registrant)

Date: January 25, 2005                      /S/ERIC M. SPECTER
                                           ---------------------
                                              Eric M. Specter
                                          Executive Vice President
                                          Chief Financial Officer














































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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
   99.1           Charming Shoppes, Inc. Annual Incentive Program As Amended and
                  Restated as of January 19, 2005